Exhibit 99.1
A. SCHULMAN ANNOUNCES PRELIMINARY PROXY VOTING RESULTS
- Board to Move Forward With Plans to Increase Shareholder Value -
AKRON, OHIO, January 10, 2008 — Following today’s Annual Meeting of Stockholders, A. Schulman (Nasdaq: SHLM) announced that preliminary proxy voting results indicate that two of the Company’s four director nominees have been reelected to the A. Schulman Board.
Based on preliminary voting results, the Company believes that both of Ramius Capital’s nominees, Michael Caporale, Jr. and Lee Meyer, have been elected to the Board, filling Board seats vacated by CEO Joseph M. Gingo and James A. Karman. A. Schulman also expects that Company director nominees James A. Mitarotonda and Stanley W. Silverman will be elected to the Board once final results are certified.
A. Schulman’s CEO Joseph Gingo said, “I have full confidence in the turn-around plan underway at the Company and intend to move forward with these strategic initiatives at full speed. I look forward to working with all directors to transform the Company’s operations to increase shareholder value, while the Special Committee of the Board continues to evaluate all strategic options for A. Schulman.”
The preliminary results were communicated today to A. Schulman by the Company’s proxy solicitor, Georgeson, and are still subject to a review and verification process by IVS Associates Inc. A. Schulman expects that the final vote will be certified within approximately one week.
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Contacts
Paul DeSantis
CFO and Treasurer of A. Schulman Inc.
330-666-3751
Nina Devlin/Giovanna Konicke
Brunswick Group
212-333-3810
About A. Schulman, Inc.
Headquartered in Akron, Ohio, A. Schulman is a leading international supplier of high-performance plastic compounds and resins. These materials are used in a variety of consumer, industrial, automotive and packaging applications. The Company employs about 2,500 people and has 17 manufacturing facilities in North America and Europe (including Asia). Revenues for the fiscal year ended August 31, 2007, were $1.8 billion. Additional information about A. Schulman can be found at http://www.aschulman.com.
Forward-Looking Statements
Certain statements in this release may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and are beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:
•	Worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets;
•	Fluctuations in the value of currencies in major areas where the Company operates, including the U.S. dollar, euro, U.K. pound sterling, Canadian dollar, Mexican peso, Chinese yuan and Indonesian rupiah;
•	Fluctuations in the prices of sources of energy or plastic resins and other raw materials;
•	Changes in customer demand and requirements;
•	Escalation in the cost of providing employee health care;
•	The outcome of any legal claims known or unknown; and
•	The performance of the North American auto market.
Additional risk factors that could affect the Company’s performance are set forth in the Company’s Annual Report on Form 10-K. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.
This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. A. Schulman does not undertake an obligation to publicly update or revise any forward-looking statements to reflect new events, information or circumstances, or otherwise. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in A. Schulman’s periodic filings with the Securities and Exchange Commission.
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